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Exhibit 5.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report to the shareholders of Orezone Resources Inc. dated February 10, 2006 with respect to the consolidated balance sheet of Orezone Resources Inc. as at December 31, 2005 and the consolidated statements of operations and deficit and cash flows for the years ended December 31, 2005 and 2004 incorporated by reference in the Registration Statement on Form F-10 of Orezone Resources Inc. filed on October 25, 2007.

/s/ Pricewaterhouse Coopers LLP

PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Ottawa, Canada
October 26, 2007

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CONSENT OF INDEPENDENT AUDITORS